UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 8/29/2011

Commission File Number

Kraton Performance Polymers, Inc. 001-34581

Kraton Performance Polymers, Inc.

(Exact name of registrant as specified in its charter)

Kraton Performance Polymers, Inc.	Delaware	20-0411521
	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 29, 2011, Jason P. Clark, age 39, was appointed Chief Accounting Officer of Kraton Performance Polymers, Inc., in which position he will serve as the Company’s principal accounting officer. Prior to joining Kraton, from 2002 to 2011, Mr. Clark served in varying capacities, including Chief Accounting Officer, from 2010 to 2011, and Corporate Controller, from 2005 to 2011, with T-3 Energy Services, Inc., a U.S. publicly traded company that manufactures and services a broad range of oilfield products. Previously, from 1995 to 2002, Mr. Clark was a member of the accounting and auditing practice at Arthur Andersen. Mr. Clark earned B.B.A. and M.P.A. degrees in Accounting from the University of Texas and is a Certified Public Accountant. Prior to Mr. Clark’s joining the company, the chief accounting officer role had been performed on an interim basis by Stephen E. Tremblay, who remains our Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: August 31, 2011	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Chief Financial Officer